Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, John Hiner, President and Chief Executive Officer of Geocom Resources Inc., and Paul Chung, Chief Financial Officer of Geocom Resources Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-QSB of Geocom Resources Inc. for the interim period ended March 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Geocom Resources Inc.

Dated: May 15, 2006

/s/ John Hiner

John Hiner

President and Chief Executive Officer

(Principal Executive Officer)

/s/ Paul Chung

Paul Chung

Chief Financial Officer

(Principal Financial Officer and

Principal Accounting Officer)